Exhibit 10.4

AMENDMENT NO. 3 TO CREDIT AGREEMENT

AMENDMENT dated as of April [    ], 2005 to the Amended and Restated Credit Agreement dated as of April 8, 2004 (as amended from time to time, the “Credit Agreement”) among WMG ACQUISITION CORP. (the “Company”), the Overseas Borrowers party thereto, WMG HOLDINGS CORP. (“Holdings”), the LENDERS party thereto (the “Lenders”), BANC OF AMERICA SECURITIES LLC and DEUTSCHE BANK SECURITIES INC., as Joint Lead Arrangers and Joint Book Managers, LEHMAN BROTHERS INC. and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Co-Arrangers and Joint Book Managers, DEUTSCHE BANK SECURITIES INC. and LEHMAN COMMERCIAL PAPER INC., as Co-Syndication Agents, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Documentation Agent, and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”), Swing Line Lender and L/C Issuer.

PRELIMINARY STATEMENTS

(1)           WHEREAS, the Company desires to refinance and replace all Term Loans outstanding under the Credit Agreement immediately prior to giving effect to this Amendment (the “Existing Term Loans”) with a new class of term loans under the Credit Agreement (the “Replacement Term Loans”), in an amount equal to the aggregate principal amount of the Existing Term Loans plus $250,000,000.  The Replacement Term Loans shall have terms identical with, and have the same rights and obligations under the Loan Documents as, the Existing Term Loans, except as such terms are amended hereby.

(2)           WHEREAS, each Term Lender who has an Existing Term Loan and who executes and delivers this Amendment (each, a “Consenting Term Lender”) shall be deemed, on the Third Amendment Effective Date (as defined in Section 14 of this Amendment), to have exchanged its Existing Term Loans for Replacement Term Loans under the Credit Agreement in the same aggregate principal amount as such Consenting Term Lender’s Existing Term Loans.

(3)           WHEREAS, each Person who executes and delivers this Amendment as a term lender, other than pursuant to an exchange of outstanding Term Loans described in paragraph (2) above (the “Additional Term Lenders”), will make the remaining Replacement Term Loans on the Third Amendment Effective Date to the Company (the “Additional Term Loans”).  The proceeds of the Additional Term Loans will be used by the Company to, among other things, refinance in full the outstanding principal amount of the Existing Term Loans of Existing Term Lenders, if any, who do not execute and deliver this Amendment

(the “Non-Consenting Term Lenders”).  It is understood and agreed that an Additional Term Lender may be a Person that is an Existing Term Lender.

(4)           WHEREAS, the Company has requested that the Lenders amend the Credit Agreement to effect the changes described above, and certain other changes described herein, and the Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement to effect such changes as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Defined Terms; References.  Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement, and each reference in any other Loan Document to “the Credit Agreement” or “thereunder”, “thereof” or other similar reference to the Credit Agreement, shall, after the Third Amendment Effective Date (as defined in Section 14 of this Amendment), refer to the Credit Agreement as amended hereby.

SECTION 2.  Amendments to Definitions.

(a)   Section 1.01 of the Credit Agreement is amended by adding the following definitions in appropriate alphabetical order:

““Approved Bank” has the meaning specified in clause (b) of the definition of “Cash Equivalents”

“Canadian LC Obligations” means Indebtedness permitted by Section 7.03(b)(xxiv).

“Debt Rating” means, as of any date of determination, the senior secured debt rating for the Company, as determined by either S&P or Moody’s.

“Third Amendment” means the Third Amendment to this Agreement, dated as of April [   ], 2005, among Holdings, the Company, the Administrative Agent and the Lenders party thereto.

“Third Amendment Effective Date” has the meaning specified in Section 14 of the Third Amendment.”

(b)   Section 1.01 of the Credit Agreement is further amended as follows:

(i)       By amending the following definitions to read in their entirety as follows:

““Cash Equivalents” means any of the following types of Investments, to the extent owned by the Company or any of its Restricted Subsidiaries free and clear of all Liens:

(a)           readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than three hundred and sixty five (365) days from the date of acquisition thereof;

(b)           time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated at least P 1 (or the then equivalent grade) by Moody’s or at least “A 1” (or the then equivalent grade) by S&P, and (iii) has combined capital and surplus of at least $500,000,000 (any such bank being an “Approved Bank”), in each case with maturities of not more than three hundred and sixty five (365) days from the date of acquisition thereof;

(c)           commercial paper issued by an Approved Bank (or by the parent company thereof) or any note issued by, or guaranteed by a corporation rated A 1 or A, as applicable (or the equivalent thereof) or better by S&P or P 1 or A2, as applicable (or the equivalent thereof) or better by Moody’s, in each case with maturities of not more than three hundred and sixty five (365) days from the date of acquisition thereof;

(d)           repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(e)           Investments, classified in accordance with GAAP as Current Assets of the Company or any of its Restricted Subsidiaries, in money market investment programs which are administered by financial institutions having capital of at least $500,000,000, and the portfolios of which are limited such that 95% of such investments are of the character, quality and maturity described in clauses (a), (b), (c) and (d) of this definition;

(f)            solely with respect to any Foreign Subsidiary, (i) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development (any such bank being a “Qualifying Bank”), and whose senior unsecured long-term debt is rated at least A by S&P or A2 by Moody’s or is assigned an equivalent rating in such country (any such bank being an “Approved Foreign Bank”) and maturing within twelve (12) months of the date of acquisition, (ii) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank, (iii) certificates of deposit of, bankers acceptances of, time deposits with, or equivalents of demand deposit accounts maintained with, any Qualifying Bank that is not an Approved Bank, to the extent that the aggregate amount thereof for all Foreign Subsidiaries does not exceed $20,000,000, and (iv) any offshore funds offered by any Approved Foreign Bank or any of its Affiliates so long as such offshore fund’s senior unsecured long term debt is rated AAA by S&P or Aaa by Moody’s or is assigned an equivalent rating in the applicable jurisdiction; and

(g)           auction rate securities having a credit rating of AAA from S&P or Aaa from Moody’s and having a reset date of not more than 365 days from the date of acquisition thereof.

“Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan to the Company pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Term Commitment.”

(ii)   By deleting the definitions of “Approved Domestic Bank” and “Specified Equity Issuance”.

(iii)  By amending paragraph (a) of the definition of “Applicable Rate” to read in its entirety as follows:

“(a)           with respect to Term Loans, the following percentages per annum based upon the Company’s Debt Rating:

Applicable Rate
Pricing Level	Eurodollar Rate	Base Rate

1	1.75%	0.75%
2	2.00%	1.00%

Pricing Level 1 shall apply if the Debt Rating assigned by S&P is at least BB- and the Debt Rating assigned by Moody’s is at least Ba3.

Pricing Level 2 shall apply if Level 1 does not apply.

Upon the Third Amendment Effective Date, the Applicable Rate with respect to Term Loans shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 14(j) of the Third Amendment.  Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, on the date of delivery by a Responsible Officer of the Company to the Administrative Agent of notice thereof and, in the case of a downgrade, on the date of the public announcement thereof.”

(iv)  By adding immediately after “the Company” in the definition of “Qualifying IPO” the following new paranthetical:

“(or, for the purposes of the definition of “Change of Control”, Warner Music Group Corp.)”

(v)   By deleting the words “any fiscal year period of” in the first sentence of the definition of “Excess Cash Flow”, replacing “and” at the end of clause (b)(xxii) thereof with “plus (or minus)” and deleting clause (b)(xxiii) thereof.

(vi)  By re-lettering clauses “(x)”, “(y)” and “(z)” of the definition of “Obligations” as clauses “(w)”, “(x)” and “(y)” respectively,

replacing “and” immediately prior to new clause (y) with a comma, and adding at the end of new clause (y) the following new clause (z):

“and (z) the Canadian LC Obligations”

SECTION 3.  Replacement of Term Loans.

(a)        Subject to the terms and conditions hereof, each Consenting Term Lender severally agrees to exchange its Existing Term Loans for a like principal amount in Dollars of Replacement Term Loans on the Third Amendment Effective Date, and from and after the Third Amendment Effective Date such Existing Term Loans shall be deemed refinanced in full and such Replacement Term Loans shall be deemed to be “Term Loans” made under Section 2.01(a) of the Credit Agreement.  The Replacement Term Loans shall be of the same Type as such Consenting Term Lender’s Existing Term Loans.  In the case of any Consenting Term Lender’s Existing Term Loans that are Eurodollar Rate Loans, the Interest Period in effect immediately prior to the Third Amendment Effective Date with respect to such Existing Term Loans shall be deemed to continue on and after the Third Amendment Effective Date with respect to such Consenting Term Lender’s Replacement Term Loans, so that (i) such Consenting Term Lender’s Replacement Term Loans shall bear interest based on the Eurodollar Rate in effect with respect to such Consenting Term Lender’s Existing Term Loans immediately prior to the Third Amendment Effective Date, (ii) the initial Interest Period for such Consenting Term Lender’s Replacement Term Loans shall end on the last day of the Interest Period with respect to such Consenting Term Lender’s Existing Term Loans in effect immediately prior to the Third Amendment Effective Date, (iii) interest on such Consenting Term Lender’s Existing Term Loans shall be payable at the end of the initial Interest Period for such Consenting Term Lender’s Replacement Term Loans and (iv) no amounts shall be payable on the Third Amendment Effective Date pursuant to Section 3.05 of the Credit Agreement as a result of the replacement of such Consenting Term Lender’s Existing Term Loans with Replacement Term loans.

(b)        Subject to the terms and conditions hereof, each Additional Term Lender severally agrees to make Replacement Term Loans in Dollars to the Company on the Third Amendment Effective Date.  The aggregate principal amount of each Additional Term Leader’s Replacement Term Loans (including Replacement Term Loans deemed to have been made by such Additional Term Lender under paragraph (a) above (if any)) shall equal such Additional Term Lender’s Term Commitment as defined in the Credit Agreement after giving effect to this Amendment.  The Company shall apply the proceeds of the Additional Term Loans first, to refinance and replace in full all Existing Term Loans of the Non-Consenting Term Lenders and second, to (a) repay all or any portion of the Permitted Holdco Debt, (b) pay management and monitoring fees to the Sponsors pursuant to Section 7.08(d) of the Credit Agreement as amended hereby, (c) make Restricted Payments pursuant to Section 7.06(l)(z) of the Credit Agreement as amended hereby and/or (d) repurchase from affiliates of Time Warner Inc. certain warrants to purchase Equity Interests of Warner Music Group Corp. and Holdings.

(c)        Upon the Third Amendment Effective Date, the Replacement Term Loans shall have the same terms, rights and obligations as the Term Loans as set forth in the Loan Documents, except as modified by this Amendment, and all references to (i) ”Term Lender” shall be deemed to be a reference to each Consenting Term Lender and each Additional Term Lender and (ii) “Term Loan” shall be deemed to be a reference to each Replacement Term Loan.

SECTION 4.  Amendments relating to Replacement Term Loans.  (a) Section 2.01(a) of the Credit Agreement is hereby amended by replacing the reference to “ARCA Effective Date” therein with “Third Amendment Effective Date”.

(b)        Section 2.06(b) of the Credit Agreement is hereby amended by replacing the reference to “ARCA Effective Date” therein with “Third Amendment Effective Date”.

(c)        Section 2.07(a) of the Credit Agreement is amended by replacing amortization schedule set forth therein with the following amoritzation schedule:

Date	Aggregate Term Loan Principal Amortization Payment
May 2005	$4,220,200.00
August 2005	$4,220,200.00
November 2005	$4,220,200.00
February 2006	$4,220,200.00
May 2006	$4,220,200.00
August 2006	$4,220,200.00
November 2006	$4,220,200.00
February 2007	$4,220,200.00
May 2007	$4,220,200.00
August 2007	$4,220,200.00
November 2007	$4,220,200.00
February 2008	$4,220,200.00
May 2008	$4,220,200.00
August 2008	$4,220,200.00
November 2008	$4,220,200.00
February 2009	$4,220,200.00
May 2009	$4,220,200.00
August 2009	$4,220,200.00
November 2009	$4,220,200.00
February 2010	$4,220,200.00
May 2010	$4,220,200.00
August 2010	$4,220,200.00
November 2010	$4,220,200.00
February 2011	$1,340,935,400.00

SECTION 5.  Mandatory Prepayments from Excess Cash Flow and Specified Equity Issuances.  Section 2.05(b) of the Credit Agreement is amended as follows:

(a)        By amending clause (i) thereof to read in its entirety as follows:

“(i)  [Intentionally Omitted].”

(b)        By amending clause (iii) thereof to read in its entirety as follows:

“(iii)  [Intentionally Omitted].”

SECTION 6.  Amendments to the Investments Covenant. Section 7.02 of the Credit Agreement is amended as follows:

(a)           By amending clause (i)(B) thereof to read in its entirety as follows:

“(B)  [Intentionally Omitted].”

(b)        By amending Clause (n) thereof to read in its entirety as follows:

“(n)         so long as immediately after giving effect to any such Investment, no Event of Default has occurred and is continuing, other Investments that (net of any cash repayment of or return on such Investments theretofore received) do not exceed $50,000,000 in any fiscal year; provided that, such amounts may be increased by (x) the Net Cash Proceeds of Permitted Equity Issuances which are Not Otherwise Applied, (y) with respect to Investments other than Investments in Joint Ventures, (i) the Net Cash Proceeds of Permitted Subordinated Indebtedness permitted by Section 7.03(a)(iii)(A) which are Not Otherwise Applied and (ii) the sum of the Rollover Amounts for the two preceding fiscal years, to the extent that such Rollover Amounts have not been used to make Capital Expenditures pursuant to Section 7.19(b); provided that the Company shall promptly notify the Administrative Agent of any application of any Rollover Amount pursuant to this clause (n) and (z) with respect to Investments in Joint Ventures, the amount of any Investments made in Joint Ventures in existence on the Closing Date as required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in, joint venture agreements and similar binding arrangements in effect on the Closing Date; provided further that, to the extent that any such Investment (or series of related Investments) made pursuant to this clause (n) consists of the contribution(s) or other transfer(s) of property (other than cash) having an aggregate net book value in excess of $5,000,000 to a Joint Venture for consideration less than the fair market value of such property, then the Company shall have delivered to the Administrative Agent a pro forma Compliance Certificate demonstrating that, after giving Pro Forma Effect to such Investment(s), the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11;”

SECTION 7.  Amendments to the Indebtedness Covenant.  Section 7.03 of the Credit Agreement is amended as follows:

(a)        By replacing “$50,000,000” where it appears in clause (b)(vi)(A) thereof with “$100,000,000”.

(b)        By replacing “125,000,000” where it appears in (b)(xv) thereof with “$175,000,000”.

SECTION 8.  Amendments to the Restricted Payments Covenant.  (a) The last sentence of Section 7.06(i) of the Credit Agreement is amended to read in its entirety as follows:

“For the purpose of this clause (i), “Cumulative Excess Cash Flow” means the sum of Excess Cash Flow for (x) the period commencing on the Third Amendment Effective Date and ending on September 30, 2005 and (y) each subsequent fiscal year commencing with the fiscal year ending September 30, 2006 and ending with the Company’s most recently ended fiscal year;”

(b)  Section 7.06(l) of the Credit Agreement is amended by deleting “and” immediately prior to clause (y) thereof, and adding at the end of clause (y) the following new clause (z):

“and (z) additional Restricted Payments consisting of cash dividends to Holdings in an aggregate amount up to $160,000,000, the proceeds of which may be used by Holdings to make additional Restricted Payments consisting of cash dividends in an amount up to the amount of such Restricted Payments made by the Company to Holdings; provided that all such Restricted Payments referred to in this clause (z) shall be made substantially simultaneously; and”

(c)        Section 7.06 of the Credit Agreement is amended by deleting “and” at the end of paragraph (k) thereof, and adding the following new clause (m):

“(m)        In addition to the foregoing, the Company may make additional Restricted Payments to Holdings and Holdings may use the proceeds thereof to make additional Restricted Payments; provided that (i) the proceeds of such Restricted Payments shall be applied solely to pay dividends on the common stock of Warner Music Group Corp. and (ii) the amount of such Restricted Payments shall not exceed $[90,000,000] in any fiscal year.”

SECTION 9.  Management Fee Settlement.  (a) Section 7.08(d) of the Credit Agreement is amended to read in its entirety as follows:

“(d) so long as no Event of Default shall have occurred and be continuing under Section 8.01(f), the payment of management and monitoring fees to the Sponsors in settlement of all amounts payable pursuant to the Sponsor Management Agreement in an aggregate amount not to exceed $75,000,000,”.

SECTION 10.  Amendment to Restrictions on Prepayments.  Section 7.14(a) of the Credit Agreement is amended by replacing “and” immediately prior to clause (ii) thereof with a comma and by adding immediately after clause (ii) thereof the following new clause (iii):

“and (iii)  the repayment of all or any portion of the Permitted Holdco Debt with the proceeds of the Restricted Payment permitted by Section 7.06(l)(z).”

SECTION 11.  Amendment to Application of Funds.  Section 8.03 of the Credit Agreement is amended by adding immediately after “Secured Hedge Obligations” where it appears in paragraph Fourth thereof the words “, the Canadian LC Obligations”.

SECTION 12.  Amendment to Schedule 2.01.  Upon the Third Amendment Effective Date, Schedule 2.01 to the Credit Agreement shall be replaced in its entirety by the new Schedule 2.01 attached hereto as Schedule I.

SECTION 13.  Technical Amendments.  (a) Section 10.01 of the Credit Agreement is hereby amended by replacing the words “Applicable Margin” each time they appear with the words “Applicable Rate”.

(b)        Schedule 5.12 to the Credit Agreement is hereby amended by adding “Warner Music Ireland Finance Limited” thereto under the heading “Newly Created Subsidiaries”.

(c)        Exhibit D to the Credit Agreement is amended by replacing Schedule 2 to the Form of Compliance Certificate set forth therein with the Schedule 2 attached hereto as Exhibit A.

SECTION 14.  Conditions to Effectiveness.  This Amendment shall become effective on the date (the “Third Amendment Effective Date”) when, and only when, each of the following conditions shall have been satisfied to the satisfaction of the Administrative Agent:

(a)        The Execution of Counterparts.  The Administrative Agent shall have received from each of Holdings, the Company, the Required Lenders and the Requisite Term Lenders (defined below) a counterpart hereof signed by such party or facsimile or other written confirmation (in form reasonably satisfactory to the Administrative Agent) that such party has signed a counterpart hereof.  For the purposes hereof “Requisite Term Lenders” means Consenting Term Lenders and Additional Term Lenders providing Replacement Term Loans in an amount equal to (i) an amount sufficient to refinance the Existing Term Loans, plus (ii) $250,000,000.

(b)        Expenses.  The Administrative Agent shall have received reimbursement for all costs and expenses (including fees, charges and disbursements of counsel to the Administrative Agent) incurred in connection with the preparation, negotiation and execution of this Amendment for which the Company shall have received written notice.

(c)        Evidence of Debt.  Each Consenting Term Lender and each Additional Term Leader shall have received, if requested by it, one or more Term Notes payable to the order of such Term Lender duly executed by the Company in substantially the form of Exhibit C-1 to the Credit Agreement, evidencing the Replacement Term Loans.

(d)        Interest, Etc.  Simultaneously with the making of the Replacement Term Loans, the Company shall have paid to all the Non-Consenting Term Lenders accrued and unpaid interest on the Existing Term Loans to the Third Amendment Effective Date plus additional amounts, if any, owing pursuant to Section 3.05 of the Credit Agreement.

(e)        Execution of Consent. The Administrative Agent shall have received counterparts of a consent substantially in the form of Exhibit B to this Amendment, duly executed by each Subsidiary Guarantor.

(f)         Representations.  The representations and warranties of Holdings, the Company and each other Loan Party contained in Article 5 of the Credit Agreement or any other Loan Document shall be true and correct in all material respects on and as of the Third Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(g)        No Default.  No Default or Event of Default shall exist on the Third Amendment Effective Date after giving effect to this Amendment.

(h)        Consummation of Initial Public Offering.  On or prior to the earlier of (i) the Third Amendment Effective Date and (ii) November 1, 2005, Warner Music Group Corp. shall have consummated an initial public offering of its common stock generating cash proceeds of not less than $500,000,000.

(i)         Leverage Ratio.  After giving Pro Forma Effect to the Replacement Term Loans and the application of proceeds thereof and the initial public offering by Warner Music Group Corp and the application of proceeds thereof, the Leverage Ratio shall be less than 4.25:1; provided that for the purpose of this paragraph (i) only, “Consolidated EBITDA” shall mean “EBITDA” as defined in the Senior Subordinated Notes Indenture and as adjusted for the purpose of calculating the “Fixed Charge Coverage Ratio” thereunder.

(j)         Debt Ratings Certificate.  The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Company certifying the current Debt Ratings.

(k)        Mortgages.  The Administrative Agent shall have received (x) evidence satisfactory to it that mortgage amendments with respect to the Mortgages have been duly executed, acknowledged and delivered by the Loan Party party thereto and are in form suitable for filing and recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable, and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrate Agent and (y) endorsement to title insurance policies with respect to the mortgaged properties in form and substances satisfactory to the Administrative Agent.

(l)         Responsible Officer’s Authority.  The Administrative Agent shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party.

(m)       Existence, Authority, Good Standing etc.  The Administrative Agent shall have received such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrowers and the Guarantors is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(n)        Opinions.  The Administrative Agent shall have received such opinions as may reasonably be requested by it, including an opinion of (A) Simpson, Thacher & Bartlett LLP, New York counsel to the Loan Parties and (B) Paul Robinson, internal counsel to the Loan Parties, each dated as of the Third Amendment Effective Date, and each reasonably satisfactory to the Administrative Agent.

(o)        Committed Loan Notice.  A Committed Loan Notice, as applicable, relating to the Replacement Term Loans be made on the Third Amendment Effective Date.

SECTION 15.  Certain Consequences Of Effectiveness.  On and after the Third Amendment Effective Date, the rights and obligations of the parties hereto shall be governed by the Credit Agreement as amended by this Amendment; provided that the rights and obligations of the parties to the Credit Agreement with respect to the period prior to the Third Amendment Effective Date shall continue to be governed by the provisions of the Credit Agreement prior to giving effect to this Amendment.  Each Loan Document, as specifically amended hereby, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.  Without limiting the foregoing, the Collateral Documents and all of the Collateral do and shall continue to secure the payment of all Secured Obligations (except to the extent limited by the terms of the Collateral Documents), as amended hereby.

SECTION 16.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 17.  Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery by telecopier of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WMG ACQUISITION CORP.

By:
Name:
Title:

WMG HOLDINGS CORP.

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

Name of Lender:

By:
Name:
Title:

Name of Lender:

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

SCHEDULE 2.01

COMMITMENTS

Lender	Tranche A Revolving Credit Commitment	Tranche B Revolving Credit Commitment	Term Commitment	Total Commitment

TOTAL:

EXHIBIT A

For the Quarter/Year ended                 (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I.  Section 7.11(a) – Leverage Ratio

LTM
							Pro forma	LTM
			[Q1	[Q2	[Q3	[Q4	Adjustments	[Q4
			Date]	Date]	Date]	Date]	(if any)	Date]
A. Consolidated EBITDA
1.	Consolidated Net Income		$	$	$	$	$	$

2.	The sum of, without duplication:

	(i)	Total interest expense,	$	$	$	$	$	$
	(ii)	Income, franchise and similar taxes and any tax distributions permitted to be made pursuant to Sections 7.06(h) (i) and (iii),	$	$	$	$	$	$
	(iii)	Depreciation and amortization expense,	$	$	$	$	$	$
	(iv)	Letter of credit fees,	$	$	$	$	$	$
(v)

Non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock and stock options to employees of Holdings, the Company or any of their respective Subsidiaries pursuant to a written plan or agreement or the treatment of such options under variable plan accounting,

			$	$	$	$	$	$
	(vi)	All extraordinary charges,	$	$	$	$	$	$
	(vii)	Non-cash amortization of financing costs,	$	$	$	$	$	$
(viii)

Cash expenses incurred in connection with the Transaction or, to the extent permitted under the Agreement, any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (in each case, whether or not consummated),

			$	$	$	$	$	$
	(ix)	Any losses realized upon the disposition of property or assets outside of the ordinary course of business,	$	$	$	$	$	$
	(x)	To the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with a Permitted Acquisition,	$	$	$	$	$	$

LTM
						Pro forma	LTM
		[Q1	[Q2	[Q3	[Q4	Adjustments	[Q4
		Date]	Date]	Date]	Date]	(if any)	Date]
(xi)	To the extent covered by insurance, expenses with respect to liability or casualty events or business interruption,	$	$	$	$	$	$
(xii)	Management fees permitted under Section 7.08(d),	$	$	$	$	$	$
(xiii)	Any non-cash purchase accounting adjustment and any step-ups with respect to re-valuing assets and liabilities in connection with the Transaction or any Investment permitted under Section 7.02,	$	$	$	$	$	$
(xiv)	Non-cash losses from Joint Ventures and non-cash minority interest reductions,	$	$	$	$	$	$
(xv)	Fees and expenses in connection with the issuance of the Senior Subordinated Notes or exchanges or refinancings permitted by Section 7.14,	$	$	$	$	$	$
(xvi)

(A) Non-cash, non-recurring charges with respect to employee severance and (B) other non-cash, non-recurring charges so long as such charges described in this clause (B) do not result in a cash charge in a future period,

		$	$	$	$	$	$
(xvii)	Non-recurring cash charges of the types set forth in Schedule 1.01A of the Agreement incurred in an amount not greater than the applicable amount set forth in Schedule 1.01A,	$	$	$	$	$	$
(xviii)

(A) Non-recurring cash restructuring charges incurred after the Closing Date and on or prior to the date which is 30 months after the Closing Date in connection with the implementation of the Company’s business plan, in an aggregate amount not to exceed $325,000,000, and (B) other non-recurring cash charges incurred after the Closing Date and on or prior to the date which is 30 months after the Closing Date in connection with the restructuring of the Company’s artist portfolio, in an aggregate amount not to exceed $50,000,000,

		$	$	$	$	$	$

LTM
							Pro forma	LTM
			[Q1	[Q2	[Q3	[Q4	Adjustments	[Q4
			Date]	Date]	Date]	Date]	(if any)	Date]
	(xix)	Other expenses reducing Consolidated Net Income which do not represent a cash item in such period or any future period,	$	$	$	$	$	$
(xx)

Net Cash Proceeds of any Permitted Equity Issuance to the Equity Investors solely to the extent that such Net Cash Proceeds (A) are actually received by the Borrowers (including through capital contribution of such Net Cash Proceeds by Holdings to the Company) no later than fifteen (15) Business Days after the delivery of a Notice of Intent to Cure, (B) are Not Otherwise Applied and (C) do not exceed the aggregate amount necessary to cure an Event of Default under Section 7.11 for any applicable period; provided that in each period of four fiscal quarters, there shall be at least two (2) fiscal quarters in which no such cure is made,

			$	$	$	$	$	$
	(xxi)	Securitization Fees to the extent deducted in calculating Consolidated Net Income for such period, and	$	$	$	$	$	$
(xxii)

Without duplication, pension curtailment expenses, transaction costs and executive contract expenses incurred by Affiliates of Holdings (other than Holdings and its Subsidiaries) on behalf of Holdings or any of its Subsidiaries and reflected in the combined financial statements of Holdings and its Subsidiaries as capital contributions.

			$	$	$	$	$	$

Total			$	$	$	$	$	$

3.	The amount which, in determination of Consolidated Net Income, has been included for:		$		$	$	$	$
	(i)	(A) non-cash income during such period (other than with respect to cash actually received) and (B) all extraordinary gains, and

LTM
							Pro forma	LTM
			[Q1	[Q2	[Q3	[Q4	Adjustments	[Q4
			Date]	Date]	Date]	Date]	(if any)	Date]
	(ii)	any gains realized upon the disposition of property outside of the ordinary course of business	$	$	$		$	$

4.	Unrealized losses/gains in respect of Swap Contracts, all as determined in accordance with GAAP		$	$	$		$	$

5.	Consolidated EBITDA for four consecutive fiscal quarters ending on the above date (“Subject Period”) (Line I.A.1 + Total for I.A.2 – Line I.A.3 (+/-) Line I.A.4)		$	$	$		$	$

B. Adjusted Consolidated Funded Indebtedness (net of Cash On Hand) at Statement Date
1.	The sum of, without duplication:
	(i)	All obligations for borrowed money,	$	$	$	$	$	$
	(ii)	All obligations evidenced by bonds, debentures, notes or similar instruments,	$	$	$	$	$	$
(iii)

All obligations under conditional sale or other title retention agreements relating to property purchased (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business),

			$	$	$	$	$	$
(iv)

All obligations issued or assumed as the deferred purchase price of property or services purchased (other than accrued expenses and trade debt incurred in the ordinary course of business) which would appear as liabilities on a balance sheet and to the extent constituting contingent obligations,

			$	$	$	$	$	$
(v)

All Consolidated Funded Indebtedness of others secured by (or for which the holder of such Consolidated Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired, whether or not the obligations secured thereby have been assumed,

			$	$	$	$	$	$

LTM
							Pro forma	LTM
			[Q1	[Q2	[Q3	[Q4	Adjustments	[Q4
			Date]	Date]	Date]	Date]	(if any)	Date]
	(vi)	All Guarantees with respect to Consolidated Funded Indebtedness of another Person,	$	$	$	$	$	$
	(vii)	The implied principal component of all obligations under Capitalized Leases,	$	$	$	$	$	$
	(viii)	All drafts drawn (to the extent unreimbursed) under standby letters of credit issued or bankers’ acceptances facilities created,	$	$	$	$	$	$
(ix)

Unless the holder thereof is a Loan Party or, if the issuer thereof is a Subsidiary of Holdings which is not a Loan Party, any other Subsidiary of Holdings, all Disqualified Equity Interests issued, and

			$	$	$	$	$	$
(x)

The Consolidated Funded Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Consolidated Funded Indebtedness is recourse to such Person.

			$	$	$	$	$	$

The term “Consolidated Funded Indebtedness” shall not be deemed to include (x) any earn-out obligation until such obligation becomes a liability on the balance sheet of the applicable Person, (y) any deferred compensation arrangements or (z) any non compete or consulting obligations incurred in connection with Permitted Acquisitions, and the amount of Consolidated Funded Indebtedness for which recourse is limited either to a specified amount or to an identified asset of such Person shall be deemed to be equal to such specified amount or the fair market value of such identified asset, as the case may be.

2.	ConsoTotal Consolidated Funded Indebtednesslidated Net Income		$	$	$	$	$	$
C.	Total Securitization Financing		$	$	$	$	$	$

D.  Leverage Ratio ((Line I.B.2 + Line I.C) ÷ Line I.A.5)   __: 1.00

Maximum permitted:

Fiscal Year	December 31	March 31	June 30	September 30
2005	6.5:1	6.5:1	6.5:1	6.25.1
2006	5.85:1	5.5:1	5.5:1	5.35:1
2007	4.85:1	4.85:1	4.75:1	4.75:1
2008	4.5:1	4.5:1	4.25:1	4.25:1
2009	4.0:1	4.0:1	3.75:1	3.75:1
2010	3.5:1	3.5:1	3.5:1	3.5:1

II. Section 7.11(b) – Interest Coverage Ratio

	[Q1 Date]	[Q2 Date]	[Q3 Date]	[Q4 Date]	LTM [Q4 Date]
A. Consolidated EBITDA (Line I.A.5 above)	$	$	$	$	$

B. Consolidated Interest Charges for Subject Period:

The amount payable in cash with respect to:
1. Interest expense, minus	$	$	$	$	$
2. Interest income	$	$	$	$	$

Total	$	$	$	$	$

C.  Interest Coverage Ratio (Line II.A ÷ Total for II.B)   __:1.00

Minimum required:

Fiscal Year	December 31	March 31	June 30	September 30
2005	2.25:1	2.25:1	2.25:1	2.25:1
2006	2.5:1	2.5:1	2.5:1	2.5:1
2007	2.75:1	2.75:1	2.75:1	2.75:1
2008	2.75:1	2.75:1	2.75:1	2.75:1
2009	3.0:1	3.0:1	3.0:1	3.0:1
2010	3.25:1	3.25:1	3.25:1	3.25:1

EXHIBIT B

Each of the undersigned hereby consents to the foregoing Amendment and hereby confirms and agrees that (a) notwithstanding the effectiveness of such Amendment, each Loan Document to which it is party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement as amended by such Amendment and (b) the Collateral Documents to which each of the undersigned is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations (in each case, as defined therein) except to the extent limited by the terms of the Collateral Documents.

[GUARANTORS]

By:
Name:
Title: